Shareholders' Deed

in relation to AUSTRALIAN BOUTIQUE SPIRITS PTY LTD

The party set out at Schedule 2 and any other person who becomes a shareholder for the purposes of this document

and

AUSTRALIAN BOUTIQUE SPIRITS PTY LTD

ACN 625 701 420

SHAREHOLDERS' DEED

Dated........22 July 2021........

Parties

1. **The Shareholder listed in Schedule 2 and any other person who becomes a shareholder for the purposes of this document** (**Shareholder**); and

2. **Australian Boutique Spirits Pty Ltd (ACN 625 701 420)** having its registered office at 29 Anvil Road, Seven Hills NSW 2147 (**Company**).

Recitals

A. The parties desire to enter into this document to set out and regulate the relations between them as Shareholders of the Company, their dealings with the Company and to provide for the management and control of the Company.

B. The Company has agreed that it shall comply with and be bound by the terms and conditions of this document insofar as they relate to the Company.

Operative Part

1 DEFINED TERMS AND INTERPRETATION

1.1 Definitions in the Dictionary

A term or expression starting with a capital letter:

(a) which is defined in Schedule 1 (**Dictionary**), has the meaning given to it in the Dictionary; and

(b) which is defined in the Corporations Act, but is not defined in the Dictionary, has the meaning given to it in the Corporations Act.

1.2 Interpretation

The interpretation clause in Schedule 1 (**Dictionary**) sets out rules of interpretation for this document.

2 COMMENCEMENT DATE

2.1 Commencement

This document is effective on and from the Effective Date.

2.2 Initial Shareholdings

As at the Effective Date, the Shareholders hold the Securities in the Company as set out in Schedule 2 (**Shareholders Details**).

3 THE COMPANY

3.1 Objectives of this document

This document regulates the relationship of the Shareholders and sets out the arrangements between the Shareholders for the ownership, governance and operation of the Company, the Group and the conduct of the businesses and affairs of the Group.

3.2 Objectives of the Company

(a) The business of the Group is the sale, manufacture and distribution of a portfolio of alcohol brands within Australia and internationally (**Business**).

(b) The objectives of the Company are to carry on the Business, develop and expand the Business in accordance with the Business Plan and Budget and maximise the long-term value of the Business.

3.3 Exercise of powers

Each Shareholder agrees to take all reasonable steps that are within its power which are necessary to procure that:

(a) its voting rights as a Shareholder of the Company; and

(b) the voting rights of any Directors nominated by it to the Board,

are exercised in a manner and that it and they act, so as to ensure that:

(c) the Company acts in conformity with this document;

(d) the Group is operated in conformity with this document; and

(e) any Directors nominated by it act in accordance with this document.

3.4 Subsidiaries

Each party agrees, and must do all things reasonably necessary and within their power to procure that the board of each Group Company operates consistently with the decisions of the Board and Shareholders and in conformity with this document.

3.5 Constitution

(a) If:

(i) any provision of the Constitution is inconsistent with any provision of this document; or

(ii) it is necessary to include a provision in the Constitution to ensure that a provision of this document is effective in accordance with its terms,

this document prevails to the extent of the inconsistency, and any Shareholder may request in writing to the other Shareholders that the Constitution be amended accordingly.

(b) Each Shareholder undertakes with each other Shareholder and the Company to exercise all its votes, powers and rights under the Constitution so as to give full force and effect to the provisions and intentions of this document (including to vote in favour of all resolutions necessary to amend the Constitution to remove any inconsistency with this document or to include a provision of this document).

3.6 Compliance with this document

(a) Shareholders must at all times exercise their votes, rights and any other powers of control available to them in relation to the Company as Shareholder to give full force and effect to this document and its intent and cause the Company and Group Companies to give full force and effect to this document.

(b) To carry out the objectives in clause 3.2 and the obligations under this document, the Company must, to the extent permitted by Law:

(i) do or cause to be done all things reasonably necessary or desirable to carry out this document including casting votes or otherwise exercising its rights as a holder of shares in the relevant Group Company;

(ii) ensure that any Group Company does all things reasonably necessary to ensure that the provisions of this document are enforced; and

(iii) not unreasonably delay any action, approval, direction, determination or decision required under this document.

3.7 Compliance with Tax laws and regulations

Shareholders must at all times exercise their votes, rights and any other powers of control available to them in relation to the Company as Shareholder to ensure that, and the Company shall ensure that each Group Company complies with all applicable Tax laws and regulations.

4 RELATIONSHIP BETWEEN SHAREHOLDERS

4.1 Shareholder not liable for another party

Each Shareholder is responsible for its obligations under this document and is not liable for any obligation of another party.

4.2 Authority of Shareholder

A Shareholder:

(a) may not hold itself out as a partner of, or principal or agent or trustee of another Shareholder; and

(b) except where this document expressly states otherwise, does not have authority to act for, or to create or assume any responsibility or obligation on behalf of another Shareholder.

4.3 Relationship

Unless expressly stated, this document does not create a relationship of employment, trust, agency or partnership between the parties.

4.4 Split holdings

(a) Where a Shareholder holds Shares through more than one entity which are Affiliates (a **Shareholder Group**), references in this document to a Shareholder is taken to be read as that Shareholder and all of the members of the Shareholder Group which hold Shares.

(b) In the case of a Shareholder which holds Shares through more than one entity which are Affiliates:

(i) an obligation of that group is joint and several as between the members of that Shareholder Group;

(ii) a right of that Shareholder Group is held by each member of that group severally; and

(iii) any other reference to that Shareholder Group or that term is a reference to each member of the group separately, so that, for example, a representation, warranty or undertaking relates to each member of the group separately.

(c) This clause 4.4 is to be applied without double counting.

5 GOVERNANCE

5.1 Role of the Board

The Board is responsible for the overall direction and strategy of the Company and for the formulation of the policies to be applied to the Group and the Business.

5.2 Board composition, meetings and decisions

Each party agrees that at all relevant times that the Board is composed, its meetings must be conducted, and approvals granted and resolutions passed in accordance with Schedule 4 (**The Board and Board Meetings**) and the terms of this deed.

5.3 Shareholders' Meetings

Each party must at all relevant times procure that the matters, things and actions (as applicable) contemplated by Schedule 5 (**Shareholders' Meetings**) including:

(a) calling a Shareholders' Meeting;

(b) frequency of Shareholders' Meetings; and

(c) procedures for holding a Shareholders' Meetings,

are effected in accordance with Schedule 5 (**Shareholders' Meetings**) and the terms of this deed.

5.4 Shareholder Reserved Matters

The Company must ensure it does not engage in any Shareholder Reserved Matter listed in Schedule 6 (**Shareholder Reserved Matters**) without the approval of a Special Majority of the Shareholders.

6 ESOP

6.1 **Employee Share Plan**

The Shareholders agree that:

(a) at any time, the Board may establish a formal written share plan to issue Securities to eligible employees of the Company that result in the issue of up to 5% of the total issued capital of the Company on a fully diluted basis (**Share Plan**);

(b) the Share Plan will authorise the Directors to issue Securities under the Share Plan to employees in their discretion; and

(c) any issue of Securities under the Share Plan will be an Excluded Issue.

7 ISSUE OF NEW SECURITIES

7.1 **No obligation to subscribe**

A Shareholder does not have to subscribe for New Securities under this clause 6 (**Issue of New Securities**).

7.2 **Issue of New Securities**

If the Board resolves to issue New Securities, it must do so in accordance with this clause 7.2 (**Issue of New Securities**) unless:

(a) the Board resolves to issue New Securities in a manner otherwise than in accordance with the pre-emptive rights regime in this clause 7.2 (**Issue of New Securities**);

(b) the New Securities are issued pursuant to the terms of an option or warrant or other security convertible into or exercisable in exchange for a Share, provided that the option or warrant or other convertible security was issued in accordance with this document, or prior to the date of this document;

(c) the New Securities are issued as part of an Employee Incentive Plan;

(d) the New Securities are issued as part of the Series A Round;

(e) the New Securities are issued as part of the consideration for the acquisition by the Company of any interest in any business, entity or company approved by the Board; or

(f) the New Securities are issued as part of an Exit Event.

7.3 **Offer of New Securities to be pro-rata**

If the Board resolves to issue New Securities other than in the circumstances contemplated in clause 7.2, it must offer such New Securities to Shareholders in proportion to their Relative Proportion as at the date of the Subscription Notice (**Offer**).

7.4 **Subscription Notice**

The Offer must be by written notice (a **Subscription Notice**) specifying:

(a) the date of the Subscription Notice;

(b) the total number of New Securities available for subscription;

(c) the number of New Securities being offered to the Shareholder being invited to subscribe for New Securities in accordance with clause 7.3;

(d) the issue price per New Security (which must be the same for all Shareholders);

(e) the terms and conditions of the New Securities (which must be the same for all Shareholders);

(f) a date at least 5 Business Days after the date of the Subscription Notice on which the Offer, if not accepted, will be taken to be declined (the **Expiry Date**); and

(g) any other matters which the Board wishes to include in the Subscription Notice.

7.5 **Response to Offer**

(a) On or before the Expiry Date, each Shareholder must give written notice to the Company stating:

(i) whether it wishes to subscribe for the New Securities the subject of the Subscription Notice and, if so, the number of New Securities it wishes to subscribe for; and

(ii) if it wishes to subscribe for a greater number of New Securities than the number in its Offer, the number of additional New Securities that it wishes to subscribe for.

(b) If a Shareholder does not give written notice to the Company by the Expiry Date of its acceptance or rejection of its Offer, that Shareholder is taken to have rejected its Offer.

7.6 **Remaining New Securities**

(a) If any New Securities are not taken up under the Offer (**Remaining New Securities**), then the Board may allot and issue those Remaining New Securities to Shareholders who have offered under clause 7.5(a)(ii) to subscribe for more New Securities than the number included in their Offers pursuant to clause 7.4(c).

(b) If Shareholders have offered under clause 7.5(a)(ii) to subscribe for more New Securities than the number in their respective Offers and the total number so offered to be subscribed for exceeds the number of Remaining New Securities, the Remaining New Securities must be allotted and issued to those Shareholders as determined by the Board having regard to their Relative Proportion as at the date of the Subscription Notice and the number of New Securities each Shareholder wishes to subscribe for.

7.7 **Subscription for New Securities**

As soon as reasonably practicable after the determination of the allocation of New Securities to Shareholders, the Company must send a subscription agreement to each Shareholder which has accepted an Offer which includes:

(a) the number of New Securities which have been allocated to that Shareholder;

(b) the total consideration payable in respect of the New Securities which have been allocated to that Shareholder; and

(c) the date on which subscription funds for the New Securities is to be paid to the Company, which must not be less than 5 Business Days after the Expiry Date (**Settlement Date**).

7.8 Settlement

On the Settlement Date:

(a) each Shareholder which has accepted an Offer to subscribe for New Securities must pay to the Company in cleared funds the consideration for the New Securities it has been allocated; and

(b) upon receipt of the consideration in cleared funds for the New Securities, the Company must issue the New Securities, record the relevant Shareholder as the owner of the New Securities in the applicable register and issue any documents of title to the relevant Shareholder.

7.9 Issue of New Securities to new investors

If after the process in clause 7.6 has been completed, any Remaining New Securities remain unallocated and unissued, the Board may issue any unallocated and unissued New Securities to third party investors provided that:

(a) the issue price per New Security is equal to or greater than the price determined in the original Offer to Shareholders;

(b) the new third party investor first executes and delivers to the Company an Accession Deed; and

(c) settlement of the subscription occurs within 3 months of the Expiry Date.

7.10 Shareholders' approval

The Shareholders shall (in accordance with the Constitution and the Corporations Act) give the requisite approval of the Shareholders of the Company and/or procure the passing of all resolutions necessary to complete an issue of new Shares provided that the proposed issue of shares occurs in accordance with the provisions of this clause 6.

8 RESTRICTION ON DISPOSAL

8.1 Restriction on Disposal of Securities

A Shareholder must not Dispose of any Securities, and the Board must not register any transfer of Securities, unless:

(a) the Disposal is approved by the Board;

(b) the Disposal is pursuant to, or to comply with the conditions of, clause 8.3 (**Permitted Transfers**);

(c) the Disposal is in accordance with clause 9 (**Pre-Emptive Right On Transfer**);

(d) the Disposal is in accordance with clause 10 (**Drag Along and Tag Along Rights**); or

(e) the Disposal is pursuant to an Exit Event and approved by the Board,

and, in each case, the conditions specified in clause 8.2 have been satisfied.

8.2 Conditions precedent to the transfer of Securities

A transfer by a Shareholder of its Securities has no legal force unless:

(a) the transferee obtains all necessary Authorisations to the transfer from Government Agencies; and

(b) the transferee (if not already a party to this document) enters into an Accession Deed.

8.3 Permitted transfers

A Shareholder may transfer all but not part of its Securities to:

(a) in the case of a Shareholder who is a natural person, an entity in which that person and that person's spouse own or hold in aggregate 100% of the voting shares or other securities;

(b) a wholly-owned subsidiary of the Shareholder;

(c) a holding company of which the Shareholder is a wholly-owned subsidiary;

(d) a wholly-owned subsidiary of the holding company of which the Shareholder is a wholly-owned subsidiary; or

(e) an Affiliate of the Shareholder,

on the condition that if the transfer is under:

(f) clause (a), the Securities are transferred back to the Shareholder if the Shareholder and the Shareholder's spouse cease to own or hold in aggregate 100% of the voting shares or other securities in such entity;

(g) clause (b) or (d), the Securities are transferred back to the Shareholder if such subsidiary ceases to be wholly-owned by the Shareholder (in the case of clause (b)) and the holding company of the Shareholder (in the case of clause (d)); and

(h) clause (e), the Securities are transferred back to the Shareholder if the transferee ceases to be an Affiliate of the Shareholder.

8.4 Accession Deed

(a) Notwithstanding any other provision of this document, the Company must not resolve to approve the transfer of Securities to any person who is not a party to this document, unless and until that person executes and delivers to the Company an Accession Deed.

(b) Each person acquiring shares in the Company (whether by transfer of existing Shares or by issuance of new Shares in the Company to that person) (each such person, a New Shareholder), will (if not already a party to this document) execute and deliver to each of the Company and each other Shareholder of the Company the Accession Deed, and upon delivery to the Company of the Accession Deed, the New Shareholder shall be deemed to become a party to and to be bound by this document as a Shareholder of the Company in accordance with the Accession Deed.

9 PRE-EMPTIVE RIGHTS ON TRANSFERS

9.1 Notice of Transfer

(a) If a Shareholder other than a Founder Shareholder wishes to transfer (including by way of sale or gift) its Securities (**Proposing Transferor**), it must give a notice (**Transfer Notice**) to the Company that specifies:

(i) the number and class of Securities it is proposing to transfer (**Subject Securities**);

(ii) the price at which it is prepared to transfer the Subject Securities (which must be a cash price) (**Transfer Price**); and

(iii) all other terms on which the Proposing Transferor is prepared to transfer the Subject Securities.

(b) This clause 9 does not apply to a transfer that is proposed to be made in accordance with clauses 8.1(a), (b), (d) or (e) and any Excluded Issue.

9.2 Offer of Subject Securities for sale to Shareholders

If the Company receives a Transfer Notice, it must offer the Subject Securities for sale to each Shareholder (other than the Proposing Transferor and any Defaulter) (the **Remaining Shareholders**) in accordance with clause 9.3.

9.3 Offer Notice

The Company and the Proposing Transferor must make the offer of the Subject Securities by notice in writing (**Offer Notice**) specifying:

(a) the date of the Offer Notice;

(b) the Transfer Price;

(c) the total number and class of Subject Securities for sale;

(d) the number of Subject Securities being offered to the Remaining Shareholder being invited to acquire the Subject Securities (to be calculated by reference to their Relative Proportion as if the Remaining Shareholders were the only Shareholders in the Company);

(e) the other terms on which the Proposing Transferor is prepared to transfer the Subject Securities;

(f) that if the offer is not accepted within 5 Business Days of the date of the Offer Notice (**End Date**) it is taken to have been declined; and

(g) any other matters which the Board wishes to include in the Offer Notice.

9.4 Acceptance by Shareholders

A Remaining Shareholder may accept the offer in respect of Subject Securities by giving the Company on or before the End Date a written notice (**Acceptance Notice**) that sets out:

(a) the number of Subject Securities it wishes to acquire; and

(b) if it wishes to acquire a greater number of Subject Securities than that Shareholder's entitlement as specified in the Offer Notice, the number of those Subject Securities which it wishes to acquire.

9.5 Allocation of excess Subject Securities

(a) The Board must allocate any Subject Securities not accepted by the Remaining Shareholders under clause 9.4 among those Remaining Shareholders who gave the Company Acceptance Notices that included offers to buy additional Subject Securities.

(b) If any Remaining Shareholders offer to acquire more Subject Securities than the total number of Subject Securities available for sale (**Electing Remaining Shareholders**), the Board must allocate the Subject Securities having regard to their Relative Proportion (as if the Electing Remaining Shareholders were the only Shareholders) as at the date of the Transfer Notice.

9.6 Notice to the Proposing Transferor

(a) As soon as reasonably practicable after the determination of the allocation of the Subject Securities to Remaining Shareholders, the Company must give to the Proposing Transferor written notice of (**Allocation Notice**):

(i) the aggregate number of Subject Securities that the Company has allocated to the Remaining Shareholders to buy at the Transfer Price; and

(ii) the number of Subject Securities that have not been allocated to Remaining Shareholders.

(b) If the Remaining Shareholders are willing to acquire all of the Subject Securities specified in the Transfer Notice, the Proposing Transferor must sell the Subject Securities in accordance with this clause 9 (**Pre-Emptive Rights On Transfer**).

(c) If the Remaining Shareholders are willing to acquire less than all of the Subject Securities specified in the Transfer Notice, then the Proposing Transferor may elect within 5 Business Days of receipt of an Allocation Notice stating this, either to:

(i) sell the Subject Securities the subject of the Acceptance Notices to the relevant Remaining Shareholders and:

(A) retain the remaining Subject Securities; or

(B) sell some or all of the remaining Subject Securities pursuant to clause 9.9; or

(ii) revoke the Transfer Notice so that no Subject Securities are sold to Remaining Shareholders and either:

(A) retain the Subject Securities; or

(B) sell all but not some of the Subject Securities in accordance with clause 9.9.

9.7 Notice to Shareholders

The Company must send a written notice to each Remaining Shareholder which has accepted an offer for Subject Securities which specifies:

(a) if Subject Securities are to be sold to Remaining Shareholders:

(i) the number of Subject Securities which have been allocated to that Remaining Shareholder;

(ii) the total consideration payable in respect of those Subject Securities which have been allocated to that Remaining Shareholder (**Transfer Consideration**); and

(iii) the date on which, subject to the Remaining Shareholder obtaining any required regulatory approval, the Transfer Consideration is to be paid to the Proposing Transferor which must not be less than 5 Business Days after the End Date (**Completion Date**); or

(b) if Subject Securities are not to be sold to Remaining Shareholders, notice of this fact.

9.8 Completion

If Subject Securities are to be sold to Shareholders, on the Completion Date:

(a) each Shareholder which has accepted an offer to acquire Subject Securities must pay the relevant Transfer Price to the Proposing Transferor (or as the Proposing Transferor directs) in cleared funds the consideration for the Subject Securities it has been allocated;

(b) the Proposing Transferor must deliver to the relevant Shareholders a signed transfer form in respect of the Subject Securities;

(c) the Proposing Transferor must deliver to the Company the certificate(s) for the Subject Securities or evidence satisfactory to the Company of the loss or destruction of the certificate(s); and

(d) subject to receipt of a duly executed transfer form and compliance with any duty requirements, the Company must record the relevant Shareholder as the owner of the Subject Securities in the applicable register and issue any new documents of title to the relevant Shareholder.

9.9 Sale to third party

(a) The Proposing Transferor may Dispose of any Subject Securities it is entitled to sell to a third party in accordance with clause 9.6 within 90 days of the date of the Allocation Notice at a price per Subject Security not less than the Transfer Price and on terms no more favourable to the acquirer than the terms set out in the Transfer Notice. If by the end of the 90 day period, the Proposing Transferor has not sold the Subject Securities to a third party, it must not sell the Subject Securities without complying with this clause 9.9 again. Any sale of Subject Securities to a third party must be conditional on:

(i) the third party obtaining all necessary Authorisations to the transfer from Government Agencies; and

(ii) the transferee entering into an Accession Deed.

(b) Despite any other provision of this document, unless the Board unanimously decides otherwise, Subject Securities may not be transferred to a person if that transfer would result in there being more than 50 members so as to breach section 45A(1)(a) of the Corporations Act (calculated assuming that prior to such transfer of Securities all Securities convertible into Shares had been converted into issued Securities by their holders).

10 DRAG ALONG & TAG ALONG RIGHTS

10.1 Drag along rights

If Shareholders who together are the registered holders of at least 60% of the Shares in issue (**Drag Sellers**) propose to transfer their Shares to the same buyer (or to buyers that are Affiliates) (**Drag Buyer**) under one transaction, the Drag Sellers may require the other Shareholders (**Dragged Shareholders**) to sell and transfer all of their Shares (**Dragged Securities**) to the Drag Buyer in accordance with the provisions of this clause 10 (**Drag Along Option**).

10.2 **Exercise of Drag Along Option**

The Drag Sellers may exercise the Drag Along Option by giving written notice (**Drag Along Notice**) to the Dragged Shareholders which specifies:

(a) the date of the Drag Along Notice;

(b) that the Dragged Shareholders are required to transfer all of their Dragged Securities to the Drag Buyer pursuant to this clause 10 (**Drag Along and Tag Along Rights**) on the same terms as the proposed sale by the Drag Sellers;

(c) the name of the Drag Buyer;

(d) with respect to each class of Securities, the price offered, which may include but is not limited to, cash, deferred cash, or the issue of securities or shares of the Drag Buyer (or an entity nominated by the Drag Buyer);

(e) any material terms and conditions of the proposed sale by the Drag Sellers to the Drag Buyer; and

(f) the proposed date of the transfer of the Dragged Securities to the Drag Buyer.

10.3 **Effect of Drag Along Notice on Shareholders**

If a Drag Along Notice is given, then each Dragged Shareholder must:

(a) sell to the Drag Buyer its Dragged Securities at the same time as the sale by the Drag Sellers of their Securities to the Drag Buyer and at the price and terms stated in the Drag Along Notice (as applicable to the relevant class of Securities) which price for a class of Securities must be the same price per share for all shares of that class; and

(b) do all things necessary, and execute all documents as are reasonably required by the Drag Sellers or the Drag Buyer to effect the transaction contemplated by the Drag Along Notice.

10.4 **Tag along rights**

If Shareholders who together are the registered holders of at least 60% of the Shares in issue (**Tag Sellers**) propose to transfer their Securities to the same buyer (or to buyers that are Affiliates) (**Tag Buyer**) under one transaction or a series of related transactions and a Drag Along Notice has not been issued in respect of that sale, the Tag Sellers must give each other Shareholder (**Tag Shareholder**) (with a copy to the Company) a notice in writing in accordance with clause 10.5 (**Tag Along Invitation**).

10.5 **Tag Along Invitation**

A Tag Along Invitation must specify:

(a) the date of the Tag Along Invitation;

(b) that the Tag Along Invitation is being sent to the Tag Shareholder pursuant to this clause 10 (**Drag Along and Tag Along Rights**) and the Tag Shareholder has the right to sell their Securities to the Tag Buyer on the same terms as the proposed sale by the Tag Sellers;

(c) the name of the Tag Buyer and each Tag Seller;

(d) the number and class of Securities which will be sold by each Tag Seller to the Tag Buyer;

(e) with respect to each class of Securities in the Company, the purchase price, which may include but is not limited to, cash, deferred cash, or the issue of securities or shares of the Tag Buyer (or an entity nominated by the Tag Buyer);

(f) any material terms and conditions of the proposed sale by the Tag Sellers to the Tag Buyer; and

(g) the proposed completion date of the transfer of the Securities by the Tag Sellers to the Tag Buyer.

10.6 Tag Along Notice

Any Tag Shareholder that receives a Tag Along Invitation may give a notice (**Tag Along Notice**) to the Tag Sellers, with a copy to the Company, within 5 Business Days of the date of the Tag Along Invitation which specifies:

(a) the identity of the Tag Shareholder;

(b) the number and class of each Security that the Tag Shareholder wishes to sell to the Tag Buyer; and

(c) the bank account details for the Tag Shareholder.

10.7 Completion of sale — Tag Sellers do not receive Tag Along Notice

If on expiry of the 5 Business Day period referred to in clause 10.6 the Tag Sellers have not received any Tag Along Notices, those Tag Sellers may proceed to complete the transaction contemplated by the Tag Along Invitation only on the terms of the Tag Along Invitation (but not on any other terms).

10.8 Completion of sale — Tag Sellers receive Tag Along Notices

If on expiry of the 5 Business Day period referred to in clause 10.6, the Tag Sellers have received any Tag Along Notices from the Tag Shareholder:

(a) the Tag Sellers may only sell their Securities to the Tag Buyer if the Tag Buyer simultaneously purchases all Securities specified in each Tag Along Notice on the same terms as the sale by the Tag Sellers to the Tag Buyer; and

(b) each Tag Shareholder that has given a Tag Along Notice must do all things necessary, and execute all documents as are reasonably required by the Tag Sellers or by the Tag Buyer, to effect the transaction contemplated by the Tag Along Notice.

10.9 Power of attorney

If a Dragged Shareholder or Tag Shareholder fails to complete the transfer of its Securities in accordance with this clause 10 (**Drag Along and Tag Along Rights**), that Shareholder irrevocably appoints:

(a) each Director as its attorney to do anything (including execute any document) to effect the transfer of the relevant Securities to the Drag Buyer or Tag Buyer (as applicable); and

(b) the Company as its agent to receive the sale price in respect of the relevant Securities, in each case, in accordance with clause 18 (**Power of Attorney**).

11 EXIT EVENT

11.1 Exit Event

(a) The Board may invoke an Exit Event.

(b) If the Board approves an Exit Event in accordance with clause 11.1(a),

(i) the Board must give notice to the Shareholders to undertake an Exit Event ('**Exit Event Notice**');

(ii) the Board on behalf of the Company must promptly appoint an independent corporate adviser ('**Adviser**') to make a recommendation on the terms of the Exit Event as soon as practicable after the appointment. The Board must instruct the Adviser and the Company to use all reasonable endeavours to maximise the sale price per Share as part of the Exit Event; and

(iii) the parties must take all lawful steps within their power to ensure that such an Exit Event is effected as soon as practicable.

(c) In particular, without limiting the scope of clause 11.1(b)(iii), each party agrees that if an Exit Event Notice is given in accordance with clause 11.1(b)(iii), then they must take all lawful steps within their power to:

(i) provide full assistance and co-operation to the Company, including to procure the preparation and verification of an appropriate information memorandum, offer document, management presentations, sale documentation and other information, to facilitate an Exit Event;

(ii) consent to short notice of and pass any resolutions of the Company in general or class meeting or by its directors (subject to their fiduciary obligations (acting reasonably)) to effect any transactions, steps, payments or other matters;

(iii) agree to amendments to the constitutional documents of the Company and this Agreement;

(iv) reorganise the Securities into other classes or types of Securities, consolidate or sub-divide Securities or return capital to Shareholders provided that each Share of any class or type is dealt with in the same manner;

(v) convert the Company into a suitable entity for the Exit Event or establish a new ultimate holding company of the Company;

(vi) exchange their Securities for similar securities (subject to similar rights and restrictions under the Constitution) in any company which is proposed to become

(and following such exchange will become) the ultimate holding company of the Company;

(vii) allow the redemption, buy-back or purchase by the Company of all or some of their Securities as part of the Exit Event including doing all things reasonably required by the Board to give effect to the redemption, buy-back or purchase, and all things required under the *Corporations Act* to approve or otherwise give effect to the redemption, buy-back or purchase provided that the price per Share and other terms on any such redemption, buy-back or purchase is the same for all Securities of the same class or type (having regard to their proportion of those Securities);

(viii) approve any financial assistance by the Company in accordance with section 260B of the *Corporations Act*;

(ix) accept, in lieu of some or all of the cash consideration for the Exit Event, securities which are listed on a stock exchange with a value equal to the relevant cash consideration on or about the date of completion of the Exit Event; and

(x) to the extent reasonably required as part of the Exit Event, execute any document, provide any consent and carry out any act,

to the extent in each case as reasonably required by the Company in connection with an Exit Event.

(d) The costs and expenses incurred in connection with an Exit Event will be incurred by the Company.

12 DEFAULT

12.1 Events of Default

(a) Each of these events or circumstances is an **Event of Default**:

(i) if a Shareholder Disposes of any of its Securities in breach of clause 8.1 (**Restriction on Disposal of Securities**); or

(ii) if, without the approval of the Board, there is a Change of Control of a Shareholder; or

(iii) if a Shareholder is prohibited from being a Shareholder in the Company by a change in Law; or

(iv) if a Shareholder, or its Affiliate, suffers an Insolvency Event; or

(v) a Shareholder (or any Affiliate of that Shareholder) materially breaches any clause of this agreement and the breach is incapable of remedy or, if capable of remedy, that Shareholder fails to remedy the breach within 20 days of receiving written notice specifying the breach and requiring it to be rectified.

(b) The Shareholder who has committed an Event of Default is a **Defaulter**. If it is a Shareholder's Affiliate who has committed the Event of Default, the relevant Shareholder will be the **Defaulter**.

12.2 Shareholder to notify of Event of Default and remedy

A Defaulter must notify the other Shareholders and the Company immediately after:

(a) it commits an Event of Default or an Event of Default occurs in respect of it; or

(b) it remedies an Event of Default,

and the notice must set out full details of the Event of Default or how the Event of Default has been remedied, as the case may be.

12.3 Company to notify of Event of Default and remedy

The Company must notify all the Shareholders, immediately after it becomes aware:

(a) of anything, which in the Company's reasonable opinion, is likely to result in a Shareholder committing an Event of Default or an Event of Default occurring in respect of a Shareholder;

(b) that a Shareholder has committed an Event of Default or an Event of Default has occurred in respect of a Shareholder; or

(c) that a Shareholder has remedied an Event of Default,

as the case may be, and provide relevant details.

12.4 Default Notice

If an Event of Default is committed by or occurs in respect of a Shareholder:

(a) the Board may give to the Defaulter a notice (the **Default Notice**) setting out all relevant details of the Event of Default it is aware of; and

(b) if the Board consider the Event of Default can be remedied, the Non-defaulters may require the Defaulter to remedy the Event of Default within 20 Business Days (or such longer period as the Board may specify) after the Defaulter receives the Default Notice (the **Remedy Period**).

12.5 Right to purchase Defaulter's Securities

(a) If an Event of Default is committed by or occurs in respect of a Shareholder, the Company may by written notice:

  (i) buy back some or all of the Defaulter's Securities (**Default Securities**) at the Default Price; or

  (ii) give each Non-defaulters an option to purchase a proportion of the Default Securities, as calculated under clause 12.6, at the Default Price.

(b) If the Company notifies the Defaulter that it wishes to buy back the Default Securities under clause 12.5(a)(i), the Defaulter and the Non-Defaulters must do everything necessary to facilitate the sale of the Securities to the Company within 5 Business Days of the Company's notice, including entering into a buy back agreement or share transfer documentation.

(c) Despite clauses 12.5(a) and 12.5(b), the Company may only buy back the Default Securities if it is permitted to do so under Part 2J.1 of the Corporations Act.

(d) A Non-Defaulter may exercise its option to purchase Default Securities under clause 12.5(a)(ii) by giving notice to the Company within 5 Business Days after the date the option arises in accordance with clause 12.5(a)(ii), of the number of Default Securities it wishes to purchase.

12.6 Allocation of Default Securities

Any Default Securities to be sold to the Non-Defaulters under clause 12.5 must be allocated in accordance with the pre-emptive rights set out in clause 9 as if the Defaulter had given a Transfer Notice.

12.7 Purchase price for Default Securities

The price for the Default Securities (**Default Price**) is:

(a) 100% of Fair Market Value, in the circumstances referred to in clauses 12.1(a)(iii) (**Change of Law**) or 12.1(a)(iv) (**Insolvency**);

(b) 90% of Fair Market Value, in the circumstances set out in clauses 12.1(a)(i) (**Disposal of Securities**), 12.1(a)(ii) (**Change of Control**) and; and

(c) 80% of Fair Market Value in the circumstances set out in clause 12.1(a)(v) (**General default**).

12.8 Other remedies

The rights and remedies set out in this clause do not exclude any other rights or remedies that a party may have against a party in default of this agreement.

12.9 Suspension

To the extent that the Law allows, from the time of giving notice under clause 12.5:

(a) the Defaulter and any person appointed as a Director by that party is deemed to have provided a resignation notice to the Company at the same time as a Defaulter is notified pursuant to clause 12.5 and is automatically removed from the Board at that time, and has no further right to participate in the Business or management of the Group; and

(b) the rights of the relevant Defaulter as a holder of Securities (including dividend and distribution rights in relation to Securities, and the rights to attend and vote at general meetings of Shareholders and to receive information and documents) are suspended until those Securities have been acquired by the Company or one or more Non-Defaulters.

12.10 This agreement not a buy back agreement

This agreement does not constitute a buy back agreement in respect of Default Securities.

12.11 Rights under this clause 11 not exclusive

The rights and remedies under this clause 11 (**Default**) are in addition to, and do not take away from any other right or remedy a Shareholder may have at Law or in equity.

13 REPORTING & INFORMATION

13.1 Series A Round

This clause 13 shall only apply on and from the completion of a Series A Round.

13.2 Financial information

The Company must provide each Series A Shareholder with copies of the audited Accounts for each Financial Year within 4 months after the end of that Financial Year.

13.3 Quarterly update

The Company must provide each:

(a) Shareholder with a brief commercial update regarding the Business; and

(b) Series A Shareholder with copies of management accounts for each quarter,

within one month after the end of each quarter.

13.4 Statutory information

The Company must provide each Shareholder with any other information required to be provided by Law to Shareholders.

13.5 Confidentiality

Any reports or information given by the Company under this clause 13 (**Reporting and Information**) are given subject to clause 16 (**Confidentiality**), provided that a Director may disclose any information provided to that Director to the Shareholder that appointed that Director and any wholly-owned subsidiaries of that Shareholder.

14 TERMINATION

14.1 Termination of agreement

The rights and obligations of the parties under this document terminate on the earliest of:

(a) any date all the Shareholders agree on in writing;

(b) the date on which there is only one Shareholder;

(c) the date on which the Company (or Related Body Corporate) is listed on a securities exchange;

(d) the date on which the Company is wound up; and

(e) in respect of a party (other than the Company), on the date on which it ceases to hold any Securities.

14.2 Consequences of termination

On termination, this document is at an end as to its future operation, except for:

(a) any Claim or enforcing any other right which arises on, or has arisen before, termination;

(b) this clause 14 (**Termination**) and Schedule 1 (**Dictionary**), 4 (**Relationship Between Shareholders**), 16 (**Confidentiality**), 17 (**Notices**), 20 (**General**) and any clause expressed to survive termination of this document; and

(c) any other provisions of this document necessary for or incidental to the operation of those clauses.

15 REPRESENTATIONS & WARRANTIES

15.1 Representations and warranties

Each party represents and warrants that each of the following statements is true and accurate at the date of this document or the date that such person becomes a party to this document by signing an Accession Deed:

(a) (**power**) it has full legal capacity and power to:

(i) own its property and to carry on its business; and

(ii) enter into this document and to carry out the transactions that it contemplates;

(b) (**due incorporation**) if it is a company, it is validly existing under the laws of its place of incorporation;

(c) (**corporate authority**) if it is a company, it has taken all corporate action that is necessary or desirable to authorise its entry into this document and to carry out the transactions contemplated;

(d) (**Authorisations**) it holds each Authorisation that is necessary or desirable to:

(i) enable it to properly execute this document and to carry out the transactions that it contemplates;

(ii) ensure that this document is legal, valid, binding and admissible in evidence; or

(iii) enable it to properly carry on its business as it is now being conducted,

and it is complying with any conditions to which any of these Authorisations is subject;

(e) (**documents effective**) this document constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms (except to the extent limited by equitable principles and Laws affecting creditors' rights generally);

(f) (**no contravention**) neither its execution of this document nor the carrying out by it of the transactions that this document contemplates, does or will:

(i) contravene any Law to which it or any of its property is subject or any order of any Government Agency that is binding on it or any of its property;

(ii) contravene any Authorisation;

(iii) contravene any agreement binding on it or any of its property;

(iv) contravene its constitution or the powers or duties of its directors; or

(v) require it to make any payment or delivery in respect of any financial indebtedness before it would otherwise be obliged to do so; and

(g) (**solvency**) there are no reasonable grounds to suspect that it will not be able to pay its debts as and when they become due and payable.

15.2 Reliance on representations and warranties

Each party acknowledges that the other parties have executed this document and agreed to perform its obligations under this document in reliance on the representations and warranties that are made or repeated in this clause 15 (**Representations and Warranties**).

16 CONFIDENTIALITY

16.1 Confidentiality

Subject to clause 16.2, each party must not, and must ensure that none of its auditors, officers, employees or agents, representatives or advisors:

(a) disclose any Confidential Information;

(b) use any Confidential Information in any manner which may cause or be calculated to cause loss to the Group or any other party; or

(c) make any public announcement or issue any press release regarding this agreement or the transactions contemplated by it.

16.2 Permitted disclosure

A party may disclose, and may permit its auditor, officers, employees and agents to disclose, any Confidential Information:

(a) with the prior written consent of the Board;

(b) if it is required to do so by Law, a Government Agency or by any recognised stock exchange;

(c) if the Confidential Information has come within the public domain, other than by a breach of this clause 16 (**Confidentiality**) by any party;

(d) to a party's professional adviser (on the basis that the adviser must keep the Confidential Information confidential and so that the party making the disclosure will be responsible for any breach of confidentiality by the relevant adviser); or

(e) subject to clause 16.3, with the Board's approval and on a confidential basis to a prospective purchaser of any Securities or prospective subscriber for any Securities,

but in the case of public announcements and press releases only, to the extent possible, it must consult with the other parties before making the disclosure and use reasonable endeavours to agree on the form and content of the disclosure.

16.3 Disclosure to prospective purchaser or subscriber

Any party that makes or permits a disclosure of Confidential Information with the Board's approval under clause 16.2(e) must ensure that the prospective purchaser or subscriber first

enters into a confidentiality agreement with (or deed in favour of) the Company whereby it agrees to comply with provisions substantially similar to those contained in this clause 16 **(Confidentiality)**.

17 NOTICES

(a) A notice, consent or other communication under this document is only effective if it is in writing, signed and either left at the addressee's address or sent to the addressee by mail or electronic form such as email.

(b) A notice, consent or other communication that complies with this clause is regarded as given and received:

(i) if sent by mail:

(A) within Australia - three Business Days after it is posted; or

(B) to or from a place outside Australia - seven Business Days after it is posted; and

(ii) if sent by email, on the day on which it was transmitted or, if transmitted after 5.00pm (AEDT time), on the next Business Day.

(c) A person's addresses are those set out in Schedule 2 (**Shareholder Details**), or as the person notifies the sender.

18 POWER OF ATTORNEY

(a) Each appointment of an attorney by a Shareholder under this document (the **Appointor**) is made on the following terms:

(i) the Appointor irrevocably appoints the attorney as its attorney to complete and execute (under hand or under seal) such instruments for and on its behalf as the attorney thinks necessary to give effect to any of the transactions contemplated by the relevant clause or schedule;

(ii) the Appointor agrees to ratify and confirm whatever the attorney lawfully does or causes to be done, under the appointment; and

(iii) the Appointor agrees to indemnify the attorney against all claims, demands, costs, charges, expenses, outgoings, losses and liabilities arising in any way in connection with the lawful exercise of all or any of the attorney's powers and authorities under that appointment except in respect of Claims demands and costs arising as a result of the attorney's fraud or wilful misconduct.

(b) Whenever an Appointor appoints the Company as its agent under this document:

(i) the Company will hold the purchase moneys on trust for the Appointor;

(ii) receipt by the Company of the purchase moneys will be good discharge of the buyer's obligation to the Appointor and the buyer will not be bound to see to the application of it; and

(iii) the Company must pay the purchase moneys to the Appointor on surrender of the relevant share certificates or other instruments of ownership (as appropriate for the Securities),

and if the relevant default relates to the provision of share certificates or other instruments of ownership, the Appointor indemnifies the buyer against any Claims or losses arising in any way in connection with the non-provision of those share certificates or instruments, as the case may be.

19 AMENDMENT & ASSIGNMENT

19.1 Amendment

This document can only be amended or replaced by another document executed by all parties.

19.2 Assignment

A party may only assign, encumber, declare a trust over or otherwise deal with its rights under this document with the written consent of each other party.

20 GENERAL

20.1 Governing law

(a) This deed is governed by the laws of New South Wales.

(b) Each party submits to the non-exclusive jurisdiction of the courts of the state in relation to all matters arising under this deed.

(c) Each party irrevocably waives any objection it may now or in the future have to the venue of any proceedings where that venue falls within New South Wales.

20.2 Liability for expenses

Each party must pay its own expenses incurred in negotiating, executing, stamping and registering this document.

20.3 Giving effect to this document

Each party must do anything (including execute any document), and must ensure that its employees and agents do anything (including execute any document), that the other parties may reasonably require to give full effect to this document.

20.4 Variation of rights

The exercise of a right partially or on one occasion does not prevent any further exercise of that right in accordance with the terms of this document. Neither a forbearance to exercise a right nor a delay in the exercise of a right operates as an election between rights or a variation of the terms of this document.

20.5 Operation of this document

(a) Subject to clause 20.5(b), this document contains the entire agreement between the parties about its subject matter. Any previous understanding, agreement, representation

or warranty relating to that subject matter is replaced by this document and has no further effect.

(b) Any right that a person may have under this document is in addition to, and does not replace or limit, any other right that the person may have.

(c) Any provision of this document which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this document enforceable, unless this would materially change the intended effect of this document.

20.6 **No partnership or agency**

Nothing in this document is to be treated as creating a partnership and, except as specifically provided in this document, no party may act as agent of or in any way bind another party to any obligation.

20.7 **Counterparts**

This document may be executed in counterparts, each of which is an original but all of which together constitute one and the same document. Any party may enter into this document by executing any such counterpart. Delivery of an executed signature page of a counterpart in AdobeTM Portable Document Format (PDF) sent by electronic mail shall take effect as delivery of an executed counterpart of this document, and if either method is adopted, without prejudice to the validity of this document, each party shall provide the other with the original of such page as soon as reasonably practicable thereafter.

1 CONSTRUCTION

1.1 Definitions

In this document, the following definitions apply:

Acceptance Notice has the meaning given in clause 9.4.

Accession Deed means a deed in a form which is substantially similar to that set out in Schedule 3 (**Accession Deed**) or such other form as the Board may otherwise approve.

Accounts means a profit and loss statement, balance sheet, statement of cash flows and/or financial statements, in respect of a particular Financial Year.

Affiliate means:

(a) in relation to a body corporate, each of:

(i) that body's Related Body Corporates;

(ii) that body's directors; and

(iii) the persons who have a substantial shareholding in that body; and

(b) means in respect of a person (**Primary Person**), a person:

(i) Controlled directly or indirectly by the Primary Person;

(ii) Controlling directly or indirectly the Primary Person; or

(iii) Controlled directly or indirectly by another person who also Controls the Primary Person.

Allocation Notice has the meaning given in clause 9.6.

Alternate means an alternate Director appointed under paragraph 6 of Part A of Schedule 4 (**The Board and Board Meetings**).

Appointor has the meaning given in clause 18(a).

ASX means the Australian Securities Exchange.

Authorisation means:

(a) an approval, authorisation, consent, declaration, exemption, permit, licence, notarisation or waiver, however it is described, and including any condition attached to it; and

(b) in relation to anything that could be prohibited or restricted by Law if a Government Agency acts in any way within a specified period, the expiry of that period without that action being taken,

including any renewal or amendment.

Board means the board of directors of the Company as constituted from time to time.

Business has the meaning given in clause 3.2(a).

Business Day means a day (other than a Saturday, Sunday or public holiday) on which banks are open for general banking business in Sydney.

Business Plan and Budget means the business plan and budget adopted by the Board from time to time.

Change of Control means:

(a) subject to paragraph 1.1(b) **Change of Control**, a Change of Control occurs in relation to a body corporate or entity (the **body**) where:

  (i) an entity that Controls the body ceases to Control the body; or

  (ii) an entity that does not Control the body comes to Control the body.

(b) No Change of Control occurs if:

  (i) the entity that comes to Control the body under paragraph 1.1(a)(ii) is, immediately afterward, a wholly-owned subsidiary of a body corporate that previously Controlled and continues to Control the body; or

  (ii) it occurs as part of an internal reorganisation where the ultimate holding company of the body does not change; or

  (iii) if a Shareholder appoints a custodian or bare nominee to hold its Securities or there is a change to the custodian or bare nominee appointed by a Shareholder to hold its Securities, provided that there is no change in the beneficial ownership of the Securities;

  (iv) if a Shareholder is a trust there is a change to the trustee of the trust provided that there is no change in the beneficial ownership of the Securities at the time of the change of trustee;

  (v) if a Shareholder is a limited partnership there is a change to the general partner of the limited partnership provided that there is no change in the beneficial ownership of the Securities at the time of the change of general partner; or

  (vi) it results from a change in Control of a Listed entity.

Claim means, in relation to a person, any claim cause of action, proceeding, liability, suit or demand made against the person concerned however it arises and whether it is present or future, fixed or unascertained, actual or contingent.

Completion Date has the meaning given in clause 9.7(a)(iii).

Confidential Information means:

(a) know how, trade secrets, ideas, concepts, technical and operational information, owned or used by any Group Company;

(b) information concerning the affairs or property of the Group or any business, property or transaction in which a Group Company may be or may have been concerned or interested;

(c) in respect of a party to this agreement, information concerning the affairs or property of that party;

(d) details of any customers or suppliers of any Group Company;

(e) the existence of and the terms of this document; and

(f) information which by its nature or by the circumstances of its disclosure, is or could reasonably be expected to be regarded as confidential to the Group a party to this document.

Constitution means the constitution of the Company.

Control has the following meaning:

(a) An entity controls a second entity if the first entity has the capacity to determine the outcome of decisions about the second entity's financial and operating policies;

(b) in determining whether the first entity has this capacity:

  (i) the practical influence the first entity can exert (rather than the rights it can enforce) is the issue to be considered; and

  (ii) any practice or pattern of behaviour affecting the second entity's financial or operating policies is to be taken into account (even if it involves a breach of an agreement or a breach of trust).

(c) The first entity does not control the second entity merely because the first entity and a third entity jointly have the capacity to determine the outcome of decisions about the second entity's financial and operating policies.

(d) If the first entity:

  (i) has the capacity to influence decisions about the second entity's financial and operating policies; and

  (ii) is under a legal obligation to exercise that capacity for the benefit of someone other than the first entity's members;

  the first entity is taken not to control the second entity.

(e) a person will also be taken to "Control" a trust if:

  (i) the person is the sole trustee of the trust;

  (ii) the composition of the board of directors of any corporate trustee of the trust is or can be determined by the person (either alone or with its Affiliates);

(iii) the board of directors of any trustee company of the trust is accustomed to act in accordance with the instructions, directions or wishes of the person (either alone or with its Affiliates);

(iv) the person holds or owns (either alone or with its Affiliates) and whether directly or indirectly:

(A) the majority of the issued voting shares of any corporate trustee of the trust;

(B) the majority of the issued voting shares of the ultimate Controlling entity of any corporate trustee of the trust; or

(C) the majority of the units, securities or other rights granted by the trust entitling holders to distributions from the trust; or

(v) the person has the power to appoint the trustees or beneficiaries of the trust,

and **Controlled** and **Controlling** have a corresponding meaning.

Corporations Act means the *Corporations Act 2001* (Cth).

Defaulter has the meaning as set out in clause 12.1(b).

Default Notice has the meaning given in clause 12.4(a).

Director means a director of the Company.

Dispose, in relation to any Security, means to, or to agree to, sell, transfer, assign, make a gift of, grant an option over, declare a trust over, part with the benefit of, or otherwise deal with, dispose of or create an interest in the property, (or, if applicable, any interest in it) or granting any Security Interest over, which results in a person other than the registered holder of the Security:

(a) acquiring any equitable interest in the Security, including an equitable interest arising under a declaration of trust, an agreement for sale and purchase or an option agreement;

(b) acquiring any right to receive directly or indirectly any dividends payable in respect of the Security;

(c) acquiring any right of pre-emption, first refusal or other control over the disposal of the Security;

(d) acquiring any right of control over the exercise of any voting rights or rights to appoint Directors attaching to the Security; or

(e) otherwise acquiring legal or equitable rights against the registered holder of the Security which have the effect of placing the person in the same economic position as if the person had acquired a legal or equitable interest in the Security itself.

Drag Along Notice has the meaning given in clause 10.2.

Drag Along Option has the meaning given in clause 10.1.

Drag Buyer has the meaning given in clause 10.1.

Dragged Securities has the meaning given in clause 10.1.

Dragged Shareholders has the meaning given in clause 10.1.

Drag Sellers has the meaning given in clause 10.1.

Effective Date means the date of this agreement.

Employee Incentive Plan means an employee incentive plan under which Securities are or may be issued for the benefit of the employees and consultants of the Group.

End Date has the meaning given in clause 9.3(f).

Entity means a natural person, a body corporate, a partnership or trust, and includes, in the case of a trust, a reference to the trustee of the trust.

Event of Default has the meaning given in clause 12.1.

Excluded Issue means:

(a) Securities issued in connection as part of an Exit;

(b) Securities that result in the issue of no greater than 5% of the total share capital of the Company issued in connection with any employee incentive scheme;

(c) Securities that result in the issue of no greater than 5% of the total share capital of the Company issued in connection with any service provider scheme.

Exit Event means:

(a) an IPO;

(b) a sale of all of the Shares to one or more third parties as part of a single transaction; or

(c) a sale of all (or substantially all) of the assets and business undertaking of the Group.

Expiry Date has the meaning given in clause 7.4(f).

Fair Market Value means the value ascribed to a Security or a group of Securities as determined in accordance with the provisions set out in Schedule 7 at the time that the value is required to be determined under this document.

Financial Year means each 12 month period ending on 30 June each year.

First Reconvened Board Meeting has the meaning given in paragraph 4(c) of Part B of Schedule 4 (**The Board and Board Meetings**).

Founder means Amit Beri.

Founder Shareholder means the Founder and any other shareholder Controlled by the Founder.

Government Agency means:

(a) a government or government department or other body;

(b) a governmental, semi-governmental or judicial person; or

(c) a person (whether autonomous or not) who is charged with the administration of a Law.

Group means the Company and its subsidiaries and **Group Company** means any one of them.

Independent Director means a Director who is not a Founder, nor an employee of a Group Company.

Insolvency Event means the occurrence of any of the following:

(a) if a party is an individual:

   (i) the individual has a bankruptcy notice issued against it;

   (ii) a receiver or a trustee for creditors or in bankruptcy is appointed to any of the individual's property;

   (iii) the individual proposes or entered into an arrangement, composition or compromise with or for the benefit of creditors or any class of them;

   (iv) the individual stops or suspends, or threatens to stop or suspend, the payment of all or a class of its debts or the conduct of all or a substantial part of its business;

   (v) he individual is unable to pay all of the person's debts as they fall due or is presumed to be insolvent under any applicable law; or

   (vi) anything analogous or having a substantially similar effect to the events specified in paragraphs (i) to (v) occurs in relation to the person; or

(b) if a party is a body corporate:

   (i) the body corporate is liquidated, whether compulsorily or voluntarily (other than for the purpose of amalgamation or reconstruction whilst solvent);

   (ii) the body corporate becomes unable to pay its debts as they fall. due or is unable to pay its debts within the meaning of the Corporations Act;

   (iii) the body corporate enters into any arrangement with creditors;

   (iv) an application or order is made for the winding up or dissolution of, or the appointment of a provisional liquidator, to the body corporate or a resolution is passed or steps are taken to pass a resolution for the winding up or dissolution of the body corporate otherwise than for the purpose of an amalgamation or reconstruction that has the prior consent of all Shareholders;

   (v) the body corporate becomes subject to external administration within the meaning of Chapter 5 of the Corporations Act, including having a receiver or administrator appointed over all or any part of its assets; or

   (vi) anything analogous (such as analogous bankruptcy processes) or having a substantially similar effect to the events specified in paragraphs (i) to (v) occurs in relation to a party, including the court appointment of a receiver.

IPO means the initial public offering and admission of any shares of the Company (or any IPO

Vehicle) to the official list of ASX, or equivalent admission to trading to or permission to deal on any other stock exchange.

IPO Vehicle means any Related Body Corporate of the Company or any special purpose vehicle established for the purpose of an initial public offering of all or a substantial part of the Business.

Law includes any law (including the common law), the doctrines and principles of equity, statute, regulation, ordinance, Authorisation, ruling, judgment and any order or decree of any Government Agency in any jurisdiction.

Listed means a company, managed investment scheme or other body is listed if it is included in the ASX or any other recognised securities exchange.

New Securities means any new Securities which the Company proposes to issue to any person after the Effective Date.

Non-defaulters means the Shareholders other than the Defaulter in respect of an Event of Default.

Offer has the meaning given in clause 7.3.

Permitted Transferee means a party to whom a Shareholder may transfer Shares under clause 8.3.

Proposing Transferor has the meaning given in clause 9.1.

Related Body Corporate has the meaning given in section 50 of the Corporations Act, subject to "corporation" being read to include any entity (including, without limitation, a trust or partnership).

Relative Proportion means:

(a) when used in relation to all Shareholders, the proportions which their respective holdings of each class of Share bear to the total number of Shares of each class on issue at the time of the relevant event; or

(b) when used in relation to less than all the Shareholders, the proportions which the respective holdings of each class of Share held by each relevant Shareholder bear to the aggregate number of each class of Share held by only those relevant Shareholders, at the time of the relevant event.

Remaining New Securities has the meaning given in clause 7.6(a).

Remedy Period has the meaning given in clause 12.4(b).

Respondent Shareholder has the meaning given in paragraph 6(a) of Part B of Schedule 4 (**The Board and Board Meetings**).

Second Reconvened Board Meeting has the meaning given in paragraph 4(d) of Part B of Schedule 4 (**The Board and Board Meetings**).

Security means a Share, option to subscribe for a new Share and an option over existing Shares, a warrant contract and any other derivative relating to Shares and any security convertible into

or exercisable in exchange for a Share and **Securities** means any two or more of them as the context requires.

Security Interest means:

(a) any mortgage, pledge, lien or charge; or

(b) any other interest or arrangement of any kind that in substance secures the payment of money or the performance of an obligation, or that gives a creditor priority over unsecured creditors in relation to any property.

Series A Shareholder means a party (or their assigns) who has subscribed for Shares in the Series A Round.

Series A Round means the subscription by sophisticated and institutional investors of at least a cumulative amount of $10.5million for shares in the Company as part of a single offering of Securities by the Company.

Settlement Date has the meaning given in clause 7.7(c).

Share means a share of any class in the capital of the Company.

Shareholder means the holder of at least one Share, for the period of time that it holds at least one Share.

Shareholder Deadlock has the meaning given in paragraph 7 of Schedule 5 (**Shareholders Meetings**).

Shareholder Deadlock Notice has the meaning given in paragraph 7 of Schedule 5 (**Shareholders Meetings**).

Shareholder Reserved Matters means those matters listed in Schedule 6 (**Reserved Matters**).

Shareholders' Meeting means a meeting of Shareholders of the Company held, or taken to be held, in accordance with the Constitution.

Simple Majority means a resolution being approved by a majority of the votes cast on the resolution based on one vote per share held by the Shareholder or the Shareholder appointing the Director (as the case may be).

Special Majority means:

(a) in respect of a resolution of the Shareholders, a resolution being approved by 80% or more of the votes cast on the resolution based on one vote per share held; and

(b) in respect of a resolution of Directors or of the Board, a resolution being approved by 80% or more of the votes cast on the resolution based on one vote per share held by the Shareholder appointing the Director.

Subject Securities has the meaning given in clause 9.1.

Subscription Notice has the meaning given in clause 7.4.

Tag Along Invitation has the meaning given in clause 10.4.

Tag Along Notice has the meaning given in clause 10.6.

Tag Buyer has the meaning given in clause 10.4.

Tag Sellers has the meaning given in clause 10.4.

Tag Shareholder has the meaning given in clause 10.4.

Tax means a tax, levy, duty, charge, deduction or withholding, however it is described, that is imposed by Law or by a Government Agency, together with any related interest, penalty, fine or other charge.

Transfer Price has the meaning given in clause 9.1.

1.2 Interpretation

Headings are for convenience only, and do not affect interpretation. The following rules also apply in interpreting this document, except where the context makes it clear that a rule is not intended to apply.

(a) A reference to:

(i) a legislative provision or legislation (including subordinate legislation) is to that provision or legislation as amended, re-enacted or replaced, and includes any subordinate legislation issued under it;

(ii) a document (including this document) or agreement, or a provision of a document (including this document) or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated;

(iii) a party to this document or to any other document or agreement includes a permitted substitute or a permitted assign of that party, including any person who becomes a party to this document under an Accession Deed;

(iv) a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in Law of the person; and

(v) anything (including a right, obligation or concept) includes each part of it;

(b) A singular word includes the plural, and vice versa.

(c) A word which suggests one gender includes the other genders.

(d) If a word or phrase is defined, any other grammatical form of that word or phrase has a corresponding meaning.

(e) If an example is given of anything (including a right, obligation or concept), such as by saying it includes something else, the example does not limit the scope of that thing.

(f) A reference to **information** is to information of any kind in any form or medium, whether formal or informal, written or unwritten, for example, computer software or programs,

concepts, data, drawings, ideas, knowledge, procedures, source codes or object codes, technology or trade secrets.

(g) The expression **this document** includes the agreement, arrangement, understanding or transaction recorded in this document.

(h) The word **dividend** includes a bonus or other distribution in cash or kind.

(i) The expressions **holding company, officer, subsidiary, wholly-owned subsidiary, substantial shareholding** and **voting share** have the same meanings as in the Corporations Act, subject to reading "corporation" to include any entity (including, without limitation, a trust or partnership).

(j) The expression fully diluted basis means calculating the share capital of the Company (or any portion thereof) assuming:

(i) all convertible securities convert into ordinary shares in accordance with their terms on the relevant date of the calculation;

(ii) all options are exercised and ordinary shares are issued in accordance with their terms on the relevant date of the calculation; and

(iii) shares of different classes are treated as being one class of shares for the purpose of the calculation.

(k) The word **representative** includes a proxy or attorney appointed by a Shareholder.

(l) A reference to **dollars** or **$** is to an amount in Australian Dollars.

(m) References in this document to the Company undertaking to take or refrain from taking any action shall be construed as the Shareholders procuring the Company to perform such undertaking.

1.3 **Non Business Days**

If the day on or by which a person must do something under this document is not a Business Day, the person must do it on or by the next Business Day.

1.4 **The rule about "contra proferentem"**

This document is not to be interpreted against the interests of a party merely because that party proposed this document or some provision in it or because that party relies on a provision of this document to protect itself.

Name	Address	Number of ordinary shares held
Amit Beri	1 Doris Hirst Place, West Pennant Hills NSW 2125	5,000,000
Meena Beri	1 Doris Hirst Place, West Pennant Hills NSW 2125	4,000,000
Sahil Beri	1 Doris Hirst Place, West Pennant Hills NSW 2125	1,000,000

THIS DEED is made on

BY: [*insert new Shareholder*] (ACN [●]), whose registered address is at [*Insert new shareholder address*] (**New Shareholder**).

FOR THE BENEFIT OF:

Australian Boutique Spirits Pty Ltd (ACN 625 701 420) having its registered office at 29 Anvil Road, Seven Hills NSW 2147 (**Company**); and

Each shareholder of the Company (each, a **Continuing Shareholder**),

(each a **Beneficiary**).

RECITALS:

(A) Each Beneficiary is a party to the Shareholders Deed.

(B) Immediately prior to the date of this document, the Company and Continuing Shareholders are parties to the Shareholders Deed.

(C) The New Shareholder has agreed to subscribe for the Shares.

(D) Prior to being issued the Shares, the New Shareholder must execute this document under which it becomes bound by the Shareholders Deed.

THE NEW SHAREHOLDER DECLARES AS FOLLOWS:

1 INTERPRETATION

1.1 Definitions

The following definitions apply in this document.

Effective Date means the time and date of registration by the Company in its register of members of the New Shareholder as the holder of the Shares.

Shares means [x] [ordinary] shares in the Company.

Shareholders Deed means the Shareholders Deed between the Continuing Shareholders and the Company dated [insert date], as amended and acceded to from time to time.

1.2 Rules for interpreting this document

Headings are for convenience only, and do not affect interpretation. The following rules also apply in interpreting this document, except where the context makes it clear that a rule is not intended to apply:

(a) A term (other than a term defined in clause 1.1) that is defined in the Shareholders Deed has the same meaning in this document.

(b) The rules specified in clause Schedule 1 of the Shareholders Deed apply in interpreting this document.

2 CONFERRAL OF RIGHTS AND ASSUMPTION OF OBLIGATIONS UNDER THE SHAREHOLDERS DEED

2.1 Acknowledgment

The New Shareholder acknowledges having received a copy of the Shareholders Deed and the Constitution, and agrees that, with effect from the Effective Date, it:

(a) becomes a party to the Shareholders Deed as a Shareholder in respect of the Shares;

(b) is conferred with all of the rights under the Shareholders Deed of a Shareholder in respect of the Shares; and

(c) covenants to be bound by, and must comply with, all of the obligations under the Constitution and the Shareholders Deed (other than obligations that arise before the Effective Date) as if the New Shareholder is a party to the Shareholders Deed.

2.2 Parties to the Shareholders Deed may enforce this document

(a) This document is a deed intended to operate for the benefit of the Beneficiaries and is enforceable by the Beneficiaries.

(b) Each other party to the Shareholders Deed (from time to time and whether by way of accession or otherwise) has the benefit of, and is entitled to separately enforce, this document even if:

(i) it is not a party to this document; and

(ii) it may not have been in existence at the time this document is executed.

2.3 Effect of accession to Shareholders Deed

(a) Except as expressly amended by this document, the Shareholders Deed is confirmed and remains in full force and effect.

(b) With effect from the Effective Date:

(i) the Shareholders Deed and this document will be read and construed as one document; and

(ii) references in the Shareholders Deed to this document will be read and construed as references to the Shareholders Deed as amended by this document.

3 REPRESENTATIONS AND WARRANTIES

The New Shareholder gives the representations and warranties in clause 15 of the Shareholders Deed to the Beneficiaries on the date of this document.

4 NOTICES

4.1 How to give a notice

(a) A notice, consent or other communication under this document is only effective if it is in writing, signed and either left at the addressee's address or sent to the addressee by mail or email.

(b) A notice, consent or other communication that complies with this clause is regarded as given and received:

(i) if sent by mail:

(A) within Australia - three Business Days after it is posted; or

(B) to or from a place outside Australia – seven Business Days after it is posted; and

(ii) if sent by email, on the day on which it was transmitted or, if transmitted after 5.00 pm (AEDT time), on the next Business Day.

4.2 Address for notices

(a) A person's mail and email address are those set out in the Shareholder Deed, an accession deed to the Shareholder Deed or as the person notifies the sender.

(b) The New Shareholder's mail and email address are those set out below, or as the New Shareholder notifies the sender:

New Shareholder

Address:	[Insert New Shareholder details]
Email address:	[Insert New Shareholder details]
Attention:	[Insert New Shareholder details]

5 GENERAL

5.1 Governing law

(a) This deed is governed by the laws of New South Wales.

(b) Each party submits to the non-exclusive jurisdiction of the courts of the state in relation to all matters arising under this deed.

(c) Each party irrevocably waives any objection it may now or in the future have to the venue of any proceedings where that venue falls within New South Wales.

5.2 Liability for expenses

The New Shareholder must pay its own expenses incurred in negotiating, executing, stamping and registering this document.

5.3 Giving effect to this document

The New Shareholder must do anything (include executing any document), and must ensure that its employees and agents do anything (including executing any document), that any Beneficiary may reasonably require to give full effect to this document.

5.4 Variation of rights

The exercise of a right partially or on one occasion does not prevent any further exercise of that right in accordance with the terms of this document. Neither a forbearance to exercise a right nor a delay in the exercise of a right operates as an election between rights or a variation of the terms of this document.

5.5 **Operation of this document**

(a) This document contains the entire agreement about its subject matter. Any previous understanding, agreement, representation or warranty relating to that subject matter is replaced by this document and has no further effect.

(b) Any right that a person may have under this document is in addition to, and does not replace or limit, any other right that the person may have.

(c) Any provision of this document which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this document enforceable, unless this would materially change the intended effect of this document.

5.6 **Exclusion of contrary legislation**

Any legislation that adversely affects an obligation of a party, or the exercise by a party of a right or remedy, under or relating to this document is excluded to the full extent permitted by law.

EXECUTED as a deed.

[*insert execution blocks*]

PART A – COMPOSITION OF COMPANY BOARD

1 THE DIRECTORS

The Directors of the Company as at the Effective Date is Mr Amit Beri, Mr Sahil Beri, and Ms Meena Beri.

2 APPLICATION

This Schedule shall apply on and from the occurrence of a Series A Round.

3 APPOINTMENT AND REMOVAL OF DIRECTORS AND OBSERVERS

(a) Each Shareholder has the right to appoint one Director to the Board for as long as that Shareholder holds at least 20% of the total number of ordinary Shares in issue for the time being, however, for as long as a Founder Shareholder holds at least 50% of the total number of ordinary Shares in issue for the time being, then the Founder Shareholder may appoint up to two Directors to the Board.

(b) A Shareholder, who has the right to appoint a Director, has the right to appoint or replace a Director by giving to the Company notice of the appointment and the date and time the appointment is to take effect and a signed consent to act as a Director from the person nominated as a Director.

(c) A Shareholder has the right to, by notice to the Company remove any Director so appointed and replace any Director who is so removed or who ceases for any reason to be a Director.

(d) Unless otherwise agreed with the Company, where a Shareholder has appointed a Director and its shareholding falls below the required percentage in paragraph 3(a), the Director appointed by that Shareholder shall immediately cease to be a Director.

(e) If a Director is disqualified or prohibited from acting as a Director under this document (other than due to an Event of Default), the Constitution, the Corporations Act or any other Law, the office of the Director is vacated and the appointing Shareholder must appoint a replacement.

(f) A failure to appoint a Director under this paragraph 2 does not constitute a waiver of the right to appoint a Director under this paragraph.

(g) The Series A Shareholder by way of Simple Majority may nominate a person as an observer to the Board (**Observer**) from time to time. An Observer is entitled to attend, as an observer, board meetings of the Company and is entitled to receive all documents and notices which a director of the Company receives. The Company will procure that all such notices and documents are sent to the Observer at the same time they are sent to directors of the Company. For so long as that Observer is appointed that Observer has the right to receive notice of all meetings of the Board and to attend and speak (but not vote) at each meeting of the Board that they attend.

4 NOMINEE OF APPOINTING SHAREHOLDER

(a) Each party acknowledges that a Director appointed by a Shareholder is the nominee of that Shareholder.

(b) So far as permitted by Law and this document, a Director may:

(i) have regard to and represent the interests of, that Shareholder;

(ii) act in the interests of that Shareholder in performing any of the Director's duties or exercising any power, right or discretion as a Director, except where no honest and reasonable director could have formed the view that, in doing so, the Director was acting in good faith in the interests of the Company as a whole; and

(iii) confidentially communicate any information, in respect of the affairs of the Company, obtained in his or her capacity as a Director to his or her appointing Shareholder.

5 INDEPENDENT DIRECTORS

(a) The Board may by Simple Majority resolution appoint up to two Independent Directors and decide the period for which those Independent Directors are appointed.

(b) The term of appointment of an Independent Director continues from the time of the appointment as a Director until the earlier of the date on which:

(i) the Director resigns; and

(ii) the Director is removed or replaced by a Simple Majority of the Board (such a vote to exclude the Independent Director the subject of the resolution).

6 ALTERNATES

(a) Each Director (other than an Alternate) may appoint a person to act as an Alternate.

(b) An Alternate may be a Director but need not be a Director.

(c) One person may act as Alternate to more than one Director.

(d) An Alternate is entitled to a separate vote for each Director the Alternate represents in addition to any vote the Alternate may have as a Director in his or her own right.

(e) The appointment:

(i) must be made by notice to the Company by the appointing Director; and

(ii) may be for a specified period, until the appointment is revoked or the appointing Director is removed or resigns, whichever occurs first.

(f) Each Alternate has all the powers and duties of the Director when acting as an Alternate, including the right to attend Board meetings but excluding the power to appoint an Alternate. These powers and duties are in addition to any other powers and duties the Alternate may have and owe.

7 PROVISION OF INFORMATION TO DIRECTORS

In addition to a Director's right to information at Law, the Company must ensure that each Director receives management and financial information and reports, in a prompt manner and with sufficient detail to allow them to understand the financial affairs of the Company and the Group and to control the efficient operation of the Business.

PART B – BOARD MEETINGS

1 FREQUENCY OF BOARD MEETINGS

(a) A Board meeting must be held at least once every three months. The Board may convene Board meetings more frequently, if necessary.

(b) A Director may at any time, and the secretary must, on request from a Director, call a Board meeting.

2 NOTICE OF BOARD MEETINGS

(a) Each Director and each Alternate must be given at least 5 Business Days prior notice of any Board meeting.

(b) A Board meeting may be held on less than 5 Business Days prior notice if each Director (or their Alternate) agrees to less notice.

(c) The notice must provide reasonable details of the time, date, place of, and the matters to be considered at, the meeting and the business to be put to the vote of the Directors.

(d) A Board meeting can only pass a resolution on a matter if the notice of meeting included reasonable details of that matter.

(e) Meetings may be held by telephone conference or, if in person, in a manner to allow Directors not present in person to participate, for example by telephone or video conference. The Directors participating in any such meeting shall be counted in the quorum for such meeting and subject to there being a requisite quorum at all times during such meeting, all resolutions agreed by the Directors in such meeting shall be deemed to be as effective as a resolution passed at a meeting in person of the Directors duly convened and held. A Director may disconnect or cease to participate in the meeting if he makes known to all other Directors participating that he is ceasing to participate in the meeting and such Director shall, notwithstanding such disconnections, be counted in the quorum for such part of the meeting. A meeting conducted by the aforesaid means is deemed to be held at the place agreed upon by the Directors attending the meeting provided that at least 1 of the Directors participating in the meeting was at that place for the duration of the meeting.

3 CHAIRPERSON

(a) Subject to paragraph 3(b) of this Part, the Board may by Simple Majority elect a Director to chair its meetings and decide the period for which that Director holds that office.

(b) The chairperson will chair all meetings of the Board, however, if the chairperson is absent from a meeting of the Board, or is unwilling to act, the Directors present must elect a Director present to chair the meeting for the purposes of that meeting only.

(c) The Board may by Simple Majority remove a Director from the position of chairperson.

(d) The chairperson does not have a casting vote.

4 QUORUM

(a) A quorum for a Board meeting is the attendance (in person or by Alternate) at the time of the meeting of each Director, unless the Director gives written notice to the other Board members that he or she is willing for the Board meeting to proceed in their absence.

(b) A quorum must be present for the whole of a meeting.

(c) If a quorum is not present within 30 minutes from the scheduled start of a Board meeting the meeting is adjourned to the day that is 5 Business Days after the day appointed for the original meeting and the time and place of the adjourned meeting is otherwise the same as for the original meeting (**First Reconvened Board Meeting**).

(d) If a quorum is not present within 30 minutes from the scheduled start of the First Reconvened Board Meeting the meeting is adjourned to the day that is 2 Business Days after the day appointed for the First Reconvened Board Meeting and the time and place of the adjourned meeting is otherwise the same as for the original meeting (**Second Reconvened Board Meeting**).

(e) At the Second Reconvened Board Meeting, notwithstanding paragraph 4(a) of this Part, a quorum is constituted by the Director(s) present at the Second Reconvened Board Meeting.

(f) A Director who is prohibited by law from acting as a Director, or is not entitled to be a Director under this document is not counted for the purpose of determining a quorum paragraph 4(a).

5 VOTING

A resolution of the Board must be approved by a Simple Majority of Directors.

6 DIRECTORS CANNOT VOTE IN CERTAIN CIRCUMSTANCES

For any matter before the Board that requires the Board to determine whether a Group Company should enter into an agreement with, enforce a right against or otherwise deal or transact with a Shareholder (the **Respondent Shareholder**), or any Affiliate of the Respondent Shareholder:

(a) the quorum for that Board meeting, while considering that matter, shall be relaxed so as to not include a Director appointed by the Respondent Shareholder;

(b) any Director appointed by the Respondent Shareholder may not be present while that matter is considered and may not vote on that matter; and

(c) any resolution dealing with that matter may only be passed by the relevant threshold of affirmative votes of Directors not appointed by the Respondent Shareholder.

7 CIRCULAR RESOLUTIONS

(a) The Directors validly pass a resolution as a circulating resolution if:

(i) a notice containing the resolution is sent to each Director who would have been entitled to vote on it, had it been proposed at a Directors' meeting; and

(ii) the notice states that a response is required within a specified period, which unless the Directors otherwise consent may not be less than 3 Business Days after the notice is received (or deemed received under the Constitution); and

(iii) Directors holding the requisite majority of the votes that may be cast on the resolution (subject to this document) signify their assent to the resolution.

(b) A Director who does not signify his or her consent by the date specified in the notice is taken to have voted against it.

(c) If the required number of the Directors assent to the resolution, the resolution is passed on the last day and at the last time at which the document was assented to by a Director so that the requisite majority was satisfied.

1 APPLICATION

This Schedule shall apply on and from the occurrence of a Series A Round.

2 CALLING A SHAREHOLDERS MEETING

(a) Subject to any mandatory requirements imposed by Law in respect of convening of Shareholders Meetings, a Shareholders Meeting may be convened at any time by the Board.

(b) Unless longer notice is required by Law, each Shareholder, Director and the auditor (if any) (and unless notice is required to be given to the auditor under Law) must be given at least 14 days prior notice of any Shareholders Meeting (unless Shareholders with at least 95% (or such higher percentage required under Law) of the votes that may be cast at the meeting consent in writing to less than 14 days' notice).

3 FREQUENCY OF SHAREHOLDERS MEETINGS

The Company must hold a Shareholders Meeting at least once every 12 months or more frequently as required by Law.

4 QUORUM

(a) Subject to any Law in respect of the quorum for separate class meetings, the quorum for a Shareholders' Meeting is the attendance (in person, by proxy, attorney or, in the case of a company, by corporate representative) of each Founder Shareholder.

(b) If a quorum is not present within 30 minutes from the scheduled start of a Shareholders' Meeting:

(i) the meeting is adjourned to the day that the Board decides and notifies to Shareholders, or if no decision is notified before then, to the day which is 5 Business Days after the day appointed for the original meeting; and

(ii) the time and place of the adjourned meeting is to be otherwise the same as for the original meeting,

(First Reconvened Shareholders Meeting).

(c) If a quorum is not present within 30 minutes from the scheduled start of the First Reconvened Shareholders Meeting:

(i) the meeting is adjourned to the day that the Board decides and notifies to Shareholders, or if no decision is notified before then, to the day which is 3 Business Days after the day appointed for the First Reconvened Shareholders Meeting; and

(ii) the time and place of the adjourned meeting is to be otherwise the same as for the original meeting,

(Second Reconvened Shareholders Meeting).

(d) At the Second Reconvened Shareholders Meeting, a quorum is the Shareholders present at the Second Reconvened Shareholders Meeting.

(e) A quorum must be present for the whole of a meeting.

5 CHAIRPERSON

(a) The chairperson of the Board if present at a Shareholders Meeting, must chair the Shareholders Meeting.

(b) If the chairperson of the Board is not present at the Shareholders Meeting, another Director, to be determined by the Board, is to chair the Shareholders Meeting.

(c) If a Director is not present at the Shareholders Meeting or, if present, is not willing to chair the Meeting, the Shareholders present must by Simple Majority elect a Shareholder or Director present to chair the Meeting.

(d) The chairperson of the Shareholders Meeting does not have a casting vote.

6 DECISION MAKING

(a) No resolution of Shareholders is carried unless, subject to the Corporations Act, it is passed by:

(i) in relation to Shareholder Reserved Matters, a Special Majority of the Shareholders; and

(ii) in relation to all other matters, unless otherwise required by this document or by Law, a Simple Majority of Shareholders.

(b) A Shareholder may have regard to and represent the interests of the Shareholder and may act on the wishes of the Shareholder in exercising any power to vote in relation to the Company.

(c) A Defaulter is not entitled to vote at a Shareholders Meeting while the Event of Default relating to the Defaulter subsists.

7 SHAREHOLDER DEADLOCK

(a) A Shareholder Deadlock is when the same resolution is proposed for approval by Shareholders at two consecutive Shareholders' Meetings or two written resolutions and fails to be approved by the requisite majority of Shareholders within a period of 3 months.

(b) If a Shareholder Deadlock occurs a Shareholder may, within 14 days after the second Shareholders' Meeting or written resolution is held or circulated, as the case may be, give a notice (the **Shareholder Deadlock Notice**) to the other Shareholder(s) and the Company that states that a Shareholder Deadlock has arisen and providing details of the matter requiring resolution and requiring the Shareholder Deadlock to be dealt with under this paragraph 7.

(c) During the 10 Business Day period after a Shareholder Deadlock Notice is given each Founder Shareholder must nominate a representative of sufficient seniority and who shall have the authority to resolve the matter and these representatives must meet to discuss and negotiate in good faith to attempt to resolve the Shareholder Deadlock.

(d) If following the procedure in this paragraph 7 there is no resolution of the Shareholder Deadlock then the matter shall not be approved and the proposed resultant action will not proceed.

8 CIRCULAR RESOLUTIONS

(a) Subject to and in accordance with the Corporations Act, the Shareholders may pass a written resolution without a Shareholders' Meeting being held if all of the Shareholders entitled to vote on the resolution are provided with a copy of the proposed resolution and that resolution is agreed and signed by the Shareholders who between them would have been able to pass the resolution at a Shareholders' Meeting.

(b) If the required number of the Shareholders assent to the resolution, the resolution in accordance with the Corporations Act, is passed on the last day and at the last time at which the resolution was assented to by a Shareholder so that the requisite majority was satisfied.

(c) A copy of a written resolution passed in accordance with this paragraph must be provided to each of the Directors and Shareholders as soon as practicable (and may be communicated electronically) in accordance with the Corporations Act.

9 BOARD TO IMPLEMENT SHAREHOLDER DECISIONS

Where a matter has been approved by the requisite majority of Shareholders under paragraph 6(a) or otherwise under this document, the Board must cause the Group to implement (or procure the implementation of) that decision in accordance with the resolution and any conditions thereto, subject to and in accordance with applicable Law.

No.	Topic	Matter
1	Rights attaching to Shares	Any alteration to rights conferred by Shares, including right to vote, participate in dividends and share in the capital of the Company.
2	Related Party	Approving, amending or terminating any related party transaction or transaction with any Director, Shareholder or their Related Body Corporate outside the ordinary course of Business and is not on commercial arms length terms
3	Indebtedness	Incurring financial indebtedness, and varying the terms and conditions of any borrowings or bank mandates that are outside the ordinary course of the Business
4	Security Interest	Transferring or creating a Security Interest over all or part of the Shares or assets of the Company outside the ordinary course of the Business
5	Reorganisation Event	Undertaking or undergoing a pro rata bonus issue of Shares, subdivision or consolidation of Shares or any other re-organisation of Share capital the effect of which is to dilute the shareholding of any Shareholder
6	Issue of New Securities	Issuing or allotting or granting any right to issue or allot equity securities in the Company (including options to subscribe for equity securities or any other instrument or security convertible into equity in the Company) outside the ordinary course of the Business
7	Remuneration	Any remuneration of the Directors appointed by the Shareholders that are outside the ordinary course of Business and are not on commercial arms length terms
8	Variation	Varying the contractual emoluments of any of the Directors or of any Shareholder or of any Affiliate other than in the ordinary course of the Business and that is not on commercial arms length terms

1 VALUATION

(a) The Fair Market Value of Securities will be the price determined by the Board and advised to the relevant party in writing together with an explanation of the valuation method and the assumptions on which it was based, or the Fair Market Value otherwise agreed between the relevant seller and the Board.

(b) If a party does not agree with the Fair Market Value determined by the Board within 10 Business Days of being advised of it, then, the Fair Market Value will be the price certified by a suitably qualified expert agreed between the relevant party and the Board (**Expert**) or, failing agreement within 5 Business Days of the commencement of price discussions, as nominated at the request of either party by the Managing Partner (or similar officer or partner) in Australia of the accountant appointed by the Company from time to time.

2 VALUATION BY EXPERT

Once appointed, the Expert must be instructed to determine the fair market value for the Securities within 30 days of the date they are instructed, having regard to all the normal share valuation factors considered relevant to them including the following assumptions:

(a) an arm's length transaction between a willing, but not anxious, seller and a willing, but not anxious buyer;

(b) by reference to past accounts and current management figures and forecasts for the Company;

(c) taking into account past and prospective earnings and underlying net asset values of the Company;

(d) having regard (in the Expert's absolute discretion) to:

(i) representative price/earnings ratios in the relevant industry in Australia;

(ii) the future maintainable earnings of the Group;

(iii) any written submissions to the Expert from a Shareholder (which must also be provided to the Company at the same time as the Expert); and

(iv) any other factors the Expert considers relevant, including having regard to the size of the Group and the nature of the Business; and

(e) the Expert acts as an expert and not as an arbitrator and the Expert's determination is, in the absence of manifest error, final and binding.

3 DETERMINATION OF FAIR MARKET VALUE

Within five Business Days after the Fair Market Value has been agreed or determined by the Expert, the Company must notify all parties to the proposed sale and purchase transaction of the amount agreed or determined as the Fair Market Value.

4 ACCESS

The Company must ensure the Expert has a right of access at all reasonable times to the accounting records and other records of the Company and can require from any officer of the Company any information or explanation the Expert requires to value the Securities.

5 EXPERT NOT ARBITRATOR

The Expert will act as an expert and not as an arbitrator and its determination is final and binding on all parties to the transaction.

6 COSTS

The costs and expenses of the Expert must be paid by the Company.